As filed with the Securities and Exchange Commission on June 18, 2010
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IN MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

                Nevada                                           20-8644177
        (State or jurisdiction of                             (I.R.S. Employer
      incorporation or organization)                         Identification No.)

4920 El Camino Real, Suite 100, Los Altos, CA                      94022
  (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (407) 658-6100

                             2010 STOCK OPTION PLAN
                            (Full title of the plan)

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                  Nitin Karnik
                              IN Media Corporation
                         4920 El Camino Real, Suite 100,
                               Los Altos, CA 94022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of Each Class                         Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered          Registered           per Share          Offering Price       Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $0.001
  par value                2,500,000(1)          $1.51(2)           $3,775,000(2)           $270.00 (2)
========================================================================================================

(1) Represents shares reserved for issuance under the small business issuer's 2010 Stock Option Plan of IN Media Corporation
(2) The price is estimated in accordance with Rule 457 (c) and 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the high ($1.54) and low ($1.47) prices reported on the over-the-counter bulletin board on June 16, 2010.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement will also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the " 2010 Stock Option Plan of IN Media Corporation" by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the small business issuer's receipt of consideration which results in an increase in the number of the outstanding shares of the small business issuer's common stock.
================================================================================

                              IN MEDIA CORPORATION

                               REOFFER PROSPECTUS

                        2,500,000 SHARES OF COMMON STOCK

                 ACQUIRED BY THE SELLING STOCKHOLDERS UNDER THE
                   IN MEDIA CORPORATION 2009 STOCK OPTION PLAN

This Reoffer Prospectus (the "Prospectus") relates to an aggregate of up to 2,500,000 shares (the "Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of IN Media Corporation, an Nevada corporation (the "Company"), which may be offered and sold from time to time by certain stockholders and consultants of the Company (the "Selling Stockholders") who have previously acquired such Shares pursuant to the IN Media Corporation 2010 STOCK OPTION PLAN (the "Plan"). See "Selling Stockholders" below. The Company had 45,000,000 shares of Common Stock, par value $0.001, issued and outstanding as of March 31, 2010.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) only in one or more transactions on or through the Over The Counter Bulletin Board (or any successor stock exchange), at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale. See "Plan of Distribution". All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an "underwriter" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 AND HEREIN BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The complete mailing address and telephone number of our principal executive offices is: IN Media Corporation, 4920 El Camino Real, Suite 100, Los Altos, CA,94022; Attention: Nitin Karnik; (408) 849-9499.

                  THE DATE OF THIS PROSPECTUS IS JUNE 17, 2010.

                                TABLE OF CONTENTS


                                                                           Page
                                                                          -----
ABOUT THIS PROSPECTUS                                                        3

THE COMPANY                                                                  3

RISK FACTORS                                                                 5

USE OF PROCEEDS                                                              5

SELLING STOCKHOLDERS                                                         5

PLAN OF DISTRIBUTION                                                         6

LEGAL MATTERS                                                                7

EXPERTS                                                                      7

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                            7

WHERE YOU CAN FIND ADDITIONAL INFORMATION                                    7

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AS WELL AS INFORMATION INCORPORATED BY REFERENCE, IS CURRENT ONLY AS OF THE DATE OF THAT INFORMATION. THE COMPANY'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE.

                              ABOUT THIS PROSPECTUS

This Prospectus relates to 2,500,000 Shares of the Company's Common Stock under the 2010 STOCK OPTION PLAN (the "Plan"). The Selling Stockholders described in this Prospectus may sell the Shares until the Company terminates the Plan. Most of the information about the Company that you need to know before you invest in the Shares is not included in this Prospectus, but rather is incorporated by reference into this Prospectus. You should obtain and read the information described below under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information" in order to have all the important information about the Company.

                                   THE COMPANY

OUR COMPANY

IN Media Corporation was incorporated in Nevada on March 5, 2007 as Tres Estrellas Enterprises, Inc. for the purpose of utilizing the latest products and methods in pipe restoration plumbing contractor services for commercial and residential rental buildings in Baja California, Mexico. Due to a downturn in the construction industry, we were forced to abandon our business plan and on October 16, 2009, we executed an agreement between In-Media Corporation (a California corporation), and Tres Estrellas Enterprises, Inc., whereby pursuant to the terms and conditions of the Agreement, In-Media shareholders acquired thirty-three million, five hundred thousand (33,500,000) shares of our common stock, subsequent to which In-Media was merged into our company. This issuance of stock did not involve any public offering, general advertising or solicitation. We reported this event on Form 8-K, filed with the Securities and Exchange Agreement on November 2, 2009. The disclosure included the financial statements of IN-Media, pro-forma financials, and disclosures regarding IN-Media.

Based in Los Altos, CA, we are a development stage company positioned to exploit the emerging market for Internet Protocol Television ("IPTV") services for cable, satellite, internet, telephony and mobile services. IPTV delivers video content from public domain and premium content sources over the internet to consumer displays ranging from large screen TVs in the home, to mobile display devices such as the I-Phone. Our goal is to become a global leader of IPTV implementation systems, services and content aggregation for our distribution partners ("Platform Providers"). To date, we have built our business by focusing on outsourcing as much as possible to reduce the risk of development problems and delays, market and employee acquisition, and up-front cash flow. Our management contends that our relationship with our outsource partners gives us access to development and engineering facilities in China and India, distribution channels in China, customer sales, billing and support services, and over 4,000 entertainment titles from Hollywood to "Bollywood" (the informal term popularly used for the Mumbai-based Hindi-language film industry in India) movies. As a result, we believe we are well positioned to effectively and efficiently launch and implement IPTV solutions in Asia and around the world.

Our business model is comprised of both content fees and shared revenue from large infrastructure providers offering total solutions: television, telephony and internet services, also referred to as "Triple Play" services. The addition of content or video on demand (VoD) adds to the solution or "Quad Play" services.

We believe that we have established key relationships in China and India that will position us to launch IPTV services. The first implementation of our services is intended to be launched in China with cable providers from major cities.

With the multitudes of options of content on the Internet, traditional television programming is under pressure to come up with new models and options for consumers. Video on Demand, once only available on cable is the de-facto standard for internet access. The platform providers like Comcast, AT&T, DirecTV, etc. are central to providing the core services of telephony, television, internet and content to the mass market. However, adding to the complexity are the divergent number and types of devices available to access the internet and content.

THE IN MEDIA SOLUTION

We focus on providing integrated IPTV services for platform providers for any device from large screen televisions to handheld mobile phones. We provide a combination of hardware, software, manufacturing and content services for platform providers to either complete their proprietary offerings or provide an all-in-one solution. Our partnerships with platform providers such as Comcast, AT&T, DirecTV, provide an installed base of customers as well as allowing platform providers to be the billing and service interface to customers. We are currently planning our first implementation in China through our Chinese distributor, which will include provision of Set Top Boxes ("STB"), related system support, reference platforms and technology, and access to over 4,000 titles of Hollywood and Bollywood movies.

THE MARKET OPPORTUNITY

We believe that the overall IPTV market potential is very large and can be viewed as a function of the growth in the number of broadband subscribers. In 2007, management contends that the top ten countries totaled over 226,000,000 broadband subcribers. According to eMarketer, the total worldwide broadband subscriber base is expected grow to over 500,000,000 subscribers by 2011.

We have focused our initial efforts on implementation of our IPTV solutions in China because it is one of the largest IPTV markets in the world with 378 million TV households and 152 million cable TV households at the end of 2007 (source; eMarketer). Cable dominates the multi-channel industry as satellite reception is banned and IPTV is in its infancy. As a result 40% of all homes have cable TV, and cable accounts for 99% of the pay TV market. (source; eMarketer)

With significant investment in the technological infrastructure across the country, we have determined that the cable industry is rapidly converting to digital in anticipation of the planned conversion from analog to digital transmission standards in 2015. The recent Olympics acted as a catalyst for this as the Beijing Olympics was the first all-HD Olympic Games. Digitization and the growth of interactive TV services are expected to lead to an increase in the number of subscribers, the frequency of use and average revenue per subscriber.

OPPORTUNITIES FOR FOREIGN TECHNOLOGY SUPPLIERS IN THE CHINESE DOMESTIC MARKET

Despite the restrictions on foreign investment in the Chinese media industry, opportunities exist for overseas technology providers like IN Media Corporation, in particular, those that supply head-end and studio equipment, video-on-demand systems, last-mile components and conditional access. Although local competition is tough, foreign companies that take the time to understand the intricacies of the market and work through local partners have the potential to compete in this huge marketplace.

OUR INITIAL ROLL-OUT PLAN IN CHINA

The initial rollout of our technology to the Chinese market will be in a "set-top" cable box style unit which will integrate traditional broadcast television and internet media content streamed into the user's existing TV through the IPTV unit. The application of this technology will appear and operate in many ways just like the familiar "cable box" menu driven user interface. The key difference is that the media will not be limited to a broadcast television signal but rather will include the vast library of existing internet content. With the help of our Chinese distribution partner, we are hoping to be in a position to commence shipments to Chinese cable providers by the third quarter of 2010. Once complete, this product deployment, as well as future deployments, will allow for seamless viewing of internet and network broadcast content in high definition on the user's existing television. Finally, there will be a number of portals allowing the user instant and easy access to thousands of public domain and premium movies and television programming.

OUR BUSINESS MODEL AND SALES STRATEGY

BUSINESS MODEL

Our business model centers on a combination of hardware, software, manufacturing and content:

     1. SET-TOP BOX SOLUTION. We provide reference hardware and software for mass market manufacturing as well as manufacturing of the actual set-top boxes to Platform Provider specifications. Revenue sharing is based on the fees collected by Platform Providers as a percentage of their overall access fees.
     2. CONTENT LICENSING. We provide access to a library of over 4,000 Hollywood and Bollywood movies. Fees are based on either Video on Demand (VoD) or advertising fees depending on the Platform Provider agreements.

SALES STRATEGY

Our sales strategy is based on working with platform providers of IPTV services. Because of the market size and readiness for IPTV solutions in general in China and the fact that we have developed our first distribution agreement in China we are focusing first on this market and then plan subsequent expansion into India, North America and Europe.

Although the final timing cannot be assured, our implementation plan is as follows:

Phase                             Duration
-----                             --------
  1 DEVELOPMENT: Complete reference hardware and software for set-top box implementation in China: Completed
  2 CHINA: Launch first implementation with China's cable operators into first targeted province: Q3 2010
  3 CHINA EXPANSION: Expand into additional provinces with China Cable Operators 2010-2011
  4       US: Business development to secure platform providers in the US:
          2H 2010
  5 EUROPE: Business development into major European countries via platform providers: 1H 2011

THE COMPETITION AND COMPETITIVE ADVANTAGE

The competitive landscape for IPTV services is very crowded as the market potential is very large. The key players will be the platform providers who control access to telephony, television, internet and content for consumers. However, new players like Microsoft, Apple, Amazon, and the major Hollywood studios are moving forward on their own solutions to monetize content and services over the internet. Key hardware vendors like Motorola, Cisco, Intel, etc. are also potential competitors for set-top box solutions as they have previously established relationships with the platform providers.

Although our competitors have strong brands and significant engineering and marketing budgets we believe that we will have an opportunity to compete because we have outsourced our manufacturing and distribution function in China to local partners who know and operate in the Chinese market where the power of established US brands may not be so powerful. Since we already have a fully functional product offering and have established local distribution we believe our market offering in China is fully competitive with solutions from our competitors. Because of size of the Chinese market, we have an opportunity to further improve the competitiveness of our offering through design efficiencies and economies of scale, thereby enhancing our competitiveness in subsequent markets. Moreover, our access to a large content library gives us the opportunity to supplement traditional television programming with Video-on-Demand services or content portal access with advertising or subscription fees. Whereas, solutions provided by major brands like Microsoft or Apple may compete against the platform providers, we are more likely to be perceived as a revenue sharing partner to a platform provider.

                                  RISK FACTORS

The information included and incorporated by reference in this Prospectus contains "forward-looking statements," within the meaning of the federal securities laws. These statements describe the Company's plans and beliefs concerning future business conditions and the outlook for the Company based on currently available information. The Company's actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include the risks discussed in "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our more recent filings with the SEC which are incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference" below.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by the Selling Stockholders, all of whom will be either employees, directors, or consultants of the Company who will acquire Shares pursuant to the Plan and in accordance with the rules and regulations promulgated by the Securities and Exchange Commission, following the date of this Prospectus. To date, no Shares have been issued pursuant to the Plan, except that the Company intends to issue shares of common stock pursuant to the Plan to its Chief

Executive Officer, Nitin Karnik, and, as such shares would constitute control securities (as an affiliate of the registrant as defined in Rule 405 (ss.230.405)), and are disclosed below:

The following table sets forth, as of ______, 2010, the name of the control selling shareholder, the nature of his position, office, or other material relationship to the Company within the most recent past three years, and the number of shares of common stock he owns. The table also sets forth the number of shares of common stock owned by the selling shareholder that are offered for sale by this prospectus and the number and percentage of shares of common stock to be held by such selling shareholder assuming the sale of all the shares offered hereby. The table and footnotes assume that the selling shareholder will sell all of such shares. However, because the selling shareholder may sell all or some their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares the selling shareholder will sell that or that will be held by the selling shareholder after completion of any sales. We do not know how long the selling shareholder will hold the shares before selling them. Information concerning the selling shareholder may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.


                       Number of Shares of   Number of Shares   Number of Shares    Percentage of
                         Common Stock        of Common Stock    of Common Stock   Outstanding Common
                       Owned Prior to the     Which May Be      Owned After the    Stock After the
                           Offering          Offered(1)(2)        Offering(2)        Offering(3)
                           --------          -------------        -----------        -----------
Nitin Karnik
Chief Executive Officer   11,823,529          480,000              11,823,529            26%

----------
(1) Represents shares beneficially owned by the named individual which will be granted under the 2010 Stock Option Plan.
(2) Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by the selling shareholder at his sole discretion.
(3) Based on the current issued and outstanding shares of 45,000,000 plus the 480,000 to be issued to Nitin Karnik.

                              PLAN OF DISTRIBUTION

The Selling Stockholders will be offering and selling all shares offered and sold under this prospectus. Alternatively, the Selling Stockholders may, from time to time, offer the shares through brokers, dealers or agents that may receive customary brokerage compensation in the form of discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Selling Stockholders may arrange for other broker-dealers to participate. The Selling Stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Any profits on the sale of the shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholders may be deemed to be underwriters, the Selling Stockholders may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the Over The Counter Bulletin Board or other over-the-counter markets. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. Selling Stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of this rule. The Selling Stockholders may decide not to sell any of the shares offered under this prospectus, and Selling Stockholders may transfer, devise or gift these shares by other means.

Because Selling Stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. If a particular offer of the shares is to be made other than as described herein, a revised prospectus, or prospectus supplement, will, to the extent required, be distributed which will set forth the terms of such offer.

We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses and legal and accounting fees. Each Selling Stockholder will pay its own brokerage, underwriting fees and commissions, and legal fees, if any.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material effect or fail to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in the light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Stockholder.

                                  LEGAL MATTERS

Jill Arlene Robbins has passed upon the validity of the shares being offered by this prospectus.

                                     EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this registration statement and prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by George Stewart, CPA.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this Prospectus by reference:

(a)  the Company's Annual Report on Form 10-K for the year ended December 31,
     2009;
(b) the Company's Quarterly Reports on Form 10-Q for the period ending March 31, 2010, September 30, 2009, June 30, 2009 and March 31, 2009;
(c) the Company's current reports on Form 8-K filed November 2, 2009, February 10, 2010, February 22, 2010, April 6, 2010 and April 21, 2010;
(d) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(e) the description of the Company's common stock, $0.001 par value, contained in the Company's registration statement on Form SB-2 as filed on September 24, 2007.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-8 that we have filed with the Securities and Exchange Commission (the "SEC"). You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement and the documents incorporated by reference therein. This prospectus and the documents incorporated by reference summarize material provisions of contracts and other documents attached as exhibits to the registration statement. Since these summaries may not contain all of the information that you may find important, you should review the full text of these exhibits.

The Company will provide to any person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus upon written or oral request at no cost to the requester. Written requests should be sent to:

                                  Nitin Karnik
                              IN Media Corporation
                         4920 El Camino Real, Suite 100,
                               Los Altos, CA 94022

Oral requests should be made by telephoning (408) 849-9499.

The registration statement, as well as such reports, exhibits and other information filed by us with the SEC can also be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Public Reference Section of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information about its public reference room. Our SEC filings are also available without charge on the SEC's Internet site at http://www.sec.gov.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

IN Media Corporation (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2009;
     (b) the Company's Quarterly Reports on Form 10-Q for the period ending March 31, 2010, September 30, 2009, June 30, 2009 and March 31, 2009;
     (c) the Company's current reports on Form 8-K filed November 2, 2009, February 10, 2010, February 22, 2010, April 6, 2010 and April 21, 2010;
     (d) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (e) the description of the Company's common stock, $0.001 par value, contained in the Company's registration statement on Form SB-2 as filed on September 24, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of common stock offered hereby will be passed upon by Jill Arlene Robbins, Surfside, Florida, outside counsel to the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

See also Registrant's undertakings in Section 9 of this Registration Statement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

 3.1   Articles of Incorporation (1)
 3.2   Bylaws of the Corporation (1)
 5.1   Opinion of Jill Arlene Robbins (2)
10.1   2010 Stock Option Plan(2)                                       .
23.1 Consent of George Stewart CPA, Independent Registered Public Accounting Firm.(2)
23.2   Consent of Jill Arlene Robbins (included in Exhibit 5.1).(2)
23.3 Power of Attorney (included as part of the signature page to this Registration Statement).(2)

----------
(1) Incorporated by reference to the Company's filing on Form SB-2, filed with the Securities and Commission on September 24, 2007.
(2)  Filed herein.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(g) of the Exchange
               Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 17, 2010.


                                        IN Media Corporation


                                        By: /s/ Nitin Karnik
                                            ------------------------------------
                                            Nitin Karnik
                                            Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nitin Karnik, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME                                  TITLE                       DATE
----                                  -----                       ----


/s/ Nitin Karnik
----------------------------
Nitin Karnik                   Chief Executive Officer        June 17, 2010


/s/ Simon P. Westbrook
----------------------------
Simon P. Westbrook             Chief Financial Officer        June 17, 2010


/s/ Danny Mabey
----------------------------
Danny Mabey                    Director                       June 17, 2010

                                  EXHIBIT INDEX


EXHIBIT NO.                         EXHIBIT
----------                          --------

    5.1                Opinion of Jill Arlene Robbins
   10.1                2010 Stock Option Plan
   23.1 Consent of George Stewart CPA, Independent Registered Public Accounting Firm.
   23.2                Consent of Jill Arlene Robbins (included in Exhibit 5.1)
   24.1                Power of Attorney (set forth on the signature page)